Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Village Bank & Trust Financial Corp.

Midlothian, Virginia

We hereby consent to the inclusion in the joint proxy statement/prospectus constituting a part of this Registration Statement of our report dated March 17, 2008, relating to the consolidated financial statements of Village Bank & Trust Financial Corp. appearing in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

BDO Seidman, LLP Richmond, Virginia

July 15, 2008